News Release

Virtus Investment Partners Announces Financial Results for the Third Quarter 2018

▪	EPS of $3.19; EPS, as Adjusted, of $3.64

▪	Total Sales of $6.3B; Positive Net Flows of $0.5B; Long-Term AUM of $103.9B

Hartford, CT, October 26, 2018 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended September 30, 2018. The results include the majority investment in Sustainable Growth Advisers (SGA) that closed on July 1, 2018.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	9/30/2018	9/30/2017	Change	6/30/2018	Change

U.S. GAAP Financial Measures
Revenues	$152.2	$123.7	23%	$132.9	15%
Operating expenses	$118.3	$106.9	11%	$105.6	12%
Operating income (loss)	$33.9	$16.8	102%	$27.3	24%
Operating margin	22.3%	13.6%		20.5%
Net income (loss) attributable to common stockholders	$24.9	$16.7	49%	$21.0	19%
Earnings (loss) per share - diluted	$3.19	$2.21	44%	$2.75	16%
Weighted average shares outstanding - diluted	8.456	8.492	—%	8.401	1%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$128.5	$104.2	23%	$110.6	16%
Operating expenses, as adjusted	$80.3	$69.1	16%	$73.0	10%
Operating income (loss), as adjusted	$48.2	$35.2	37%	$37.6	28%
Operating margin, as adjusted	37.5%	33.8%		34.0%
Net income (loss) attributable to common stockholders, as adjusted	$30.7	$19.5	57%	$25.0	23%
Earnings (loss) per share - diluted, as adjusted	$3.64	$2.30	58%	$2.97	23%
Weighted average shares outstanding - diluted, as adjusted	8.456	8.492	—%	8.401	1%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	9/30/2018	9/30/2017	Change	6/30/2018	Change
Ending long-term assets under management (1)	$103.9	$87.1	19%	$89.8	16%
Ending total assets under management	$105.6	$90.6	17%	$91.6	15%
Average long-term assets under management (1)	$102.3	$86.0	19%	$88.8	15%
Average total assets under management	$104.1	$89.3	17%	$90.5	15%
Gross sales	$6.3	$4.6	37%	$6.6	(5%)
Net flows	$0.5	$0.2	150%	$1.3	(62%)

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management increased 16 percent to $103.9 billion at September 30, 2018 from $89.8 billion at June 30, 2018, as a result of the addition of SGA, market appreciation, and positive net flows. Total assets under management at September 30, 2018 were $105.6 billion, including $1.7 billion of assets in liquidity strategies.
Total sales in the third quarter were $6.3 billion compared with $6.6 billion in the second quarter, as higher sales in retail separate accounts and institutional were more than offset by lower open-end fund sales. Retail separate account sales increased 25 percent sequentially to $0.9 billion, primarily attributable to small/mid-cap equity strategies. There was a 4 percent sequential increase in institutional sales to $1.5 billion, which included meaningful new mandates for three affiliates. Mutual fund sales were $3.8 billion, reflecting an annualized sales rate of 34 percent, compared with $4.4 billion in the prior quarter, which included high levels of domestic equity sales. In the third quarter, domestic equity and bank loan strategies continued to generate strong levels of sales, but declined modestly from unusually high levels in the second quarter.
Total net inflows of $0.5 billion included positive net flows from retail separate accounts and open-end funds and compared with net inflows of $1.3 billion in the second quarter. Net flows in retail separate accounts increased to $358.3 million from $161.4 million in the second quarter primarily as a result of higher sales. Mutual fund net flows were positive for the third consecutive quarter at $0.3 billion, compared with $1.1 billion sequentially. Institutional had modest net outflows of ($0.1) billion as sales, which increased by 4 percent to $1.5 billion, were more than offset by $0.8 billion of partial redemptions from existing accounts and $0.8 billion of outflows from closed accounts.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income increased sequentially to $33.9 million from $27.3 million, reflecting a 15 percent increase in total revenues partially offset by a 12 percent increase in operating expenses, both related to the addition of SGA, organic growth of assets under management, and performance-related fees. Third-quarter operating expenses included $4.3 million of acquisition and integration costs compared with $2.0 million in the second quarter, with the increase attributable to professional fees related to the closing of the SGA transaction.
Net income per diluted share of $3.19 included a $0.35 per share benefit from discrete tax adjustments, ($0.37) of acquisition and integration costs, and ($0.49) of realized and unrealized losses on investments. Second quarter net income per diluted share of $2.75 included ($0.22) of acquisition and integration costs, ($0.07) of discrete tax adjustments, and ($0.04) of realized and unrealized losses on investments.

Non-GAAP Results
Revenues, as adjusted, of $128.5 million increased 16 percent from the prior quarter as a result of the addition of SGA, an increase in average assets from market appreciation and positive net flows, and a higher average fee rate. The increase in the fee rate reflected both continued positive flows into domestic equity open-end mutual funds and $3.6 million of performance-related fees. Employment expenses, as adjusted, of $61.7 million increased 15% sequentially due to the addition of SGA and an increase in profit-based variable compensation. Other operating expenses, as adjusted, decreased 5% from the second quarter, which included the annual Board of Director's equity grant and higher sales and marketing costs.
Operating income, as adjusted, and the related margin were $48.2 million and 38 percent, respectively, compared with $37.6 million and 34 percent in the sequential quarter. The sequential-quarter margin expansion reflects higher revenues, the addition of SGA, and lower other operating expenses.
Net income attributable to common stockholders, as adjusted, which is net of the noncontrolling interests related to SGA, was $3.64 per diluted common share, an increase of 23 percent from $2.97 in the prior quarter.
Interest and dividends earned on seed and CLO investments, which are not included in net income, as adjusted, were $3.4 million, or $0.30 on an after-tax per-share basis, compared with $4.6 million or $0.39 per share in the second quarter.
The effective tax rate, as adjusted, was 27 percent, compared with 28 percent in the prior quarter, primarily due to the impact of SGA-related noncontrolling interests.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	9/30/2018	9/30/2017	Change	6/30/2018	Change
Cash and cash equivalents	$169.0	$164.9	2%	$138.8	22%
Debt	$338.9	$248.5	36%	$245.1	38%
Redeemable noncontrolling interests	$56.3	$—	N/M	$—	N/M
Total equity attributable to stockholders	$643.7	$584.2	10%	$624.5	3%

Working capital (1)	$128.2	$65.0	97%	$94.3	36%
Net debt (cash) (2)	$182.5	$146.8	24%	$119.2	53%

(1) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, contingent consideration and required principal payments due over the next twelve months including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2018 financial results and the net leverage ratio as of December 31, 2018
(2) Defined as debt plus unamortized deferred financing costs and, at September 30, 2017, contingent consideration, less cash and cash equivalents
N/M - Not Meaningful

Working capital at September 30, 2018 of $128.2 million increased by 36 percent from June 30, 2018, reflecting net cash generated from the business, the impact of the SGA closing, changes in debt outstanding, and return of capital to shareholders.
The company borrowed $105.0 million of term loan debt and utilized existing balance sheet resources to fund its $129.5 million majority investment in SGA. During the quarter, the company repaid $11.6 million of debt. The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.9x at September 30, 2018 compared with 0.7x at June 30, 2018.
The company repurchased approximately 38,200 shares, or 0.5 percent of outstanding common shares, as adjusted, for $5.0 million during the quarter.
In August, the company declared a $0.55 per share common stock dividend, an increase of 22 percent from the previous quarterly rate. The dividend increase is the first since the company initiated a quarterly dividend in May 2014.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, October 26, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 2096767). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through November 3, 2018 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 2096767).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information can be found at www.virtus.com.

Contact

Joe Fazzino (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2018	9/30/2017	Change	6/30/2018	Change	9/30/2018	9/30/2017	Change
Revenues
Investment management fees	$121,713	$97,295	25%	$103,168	18%	$325,357	$230,628	41%
Distribution and service fees	13,730	11,482	20%	13,549	1%	39,886	32,704	22%
Administration and transfer agent fees	16,567	14,699	13%	15,967	4%	48,272	33,156	46%
Other income and fees	200	199	1%	248	(19%)	655	1,095	(40%)
Total revenues	152,210	123,675	23%	132,932	15%	414,170	297,583	39%
Operating Expenses
Employment expenses	63,269	54,159	17%	54,868	15%	178,833	136,792	31%
Distribution and other asset-based expenses	25,386	20,552	24%	23,721	7%	71,398	51,639	38%
Other operating expenses	20,350	17,733	15%	19,128	6%	56,340	51,195	10%
Operating expenses of consolidated investment products	529	6,757	(92%)	1,783	(70%)	2,823	7,872	(64%)
Restructuring and severance	—	1,584	(100%)	—	N/M	—	10,478	(100%)
Depreciation expense	1,189	1,038	15%	1,100	8%	3,304	2,478	33%
Amortization expense	7,541	5,063	49%	5,024	50%	17,601	7,109	148%
Total operating expenses	118,264	106,886	11%	105,624	12%	330,299	267,563	23%
Operating Income (Loss)	33,946	16,789	102%	27,308	24%	83,871	30,020	179%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(374)	1,367	N/M	960	N/M	1,024	2,951	(65%)
Realized and unrealized gain (loss) of consolidated investment products, net	(4,735)	13,465	N/M	(1,779)	166%	(4,255)	16,485	N/M
Other income (expense), net	549	436	26%	455	21%	2,323	1,129	106%
Total other income (expense), net	(4,560)	15,268	N/M	(364)	N/M	(908)	20,565	N/M
Interest Income (Expense)
Interest expense	(5,155)	(4,116)	25%	(4,469)	15%	(13,482)	(8,098)	66%
Interest and dividend income	716	679	5%	1,818	(61%)	3,255	1,313	148%
Interest and dividend income of investments of consolidated investment products	26,596	17,778	50%	23,679	12%	71,678	28,536	151%
Interest expense of consolidated investment products	(16,959)	(16,249)	4%	(15,278)	11%	(46,786)	(22,101)	112%
Total interest income (expense), net	5,198	(1,908)	N/M	5,750	(10%)	14,665	(350)	N/M
Income (Loss) Before Income Taxes	34,584	30,149	15%	32,694	6%	97,628	50,235	94%
Income tax expense (benefit)	6,653	9,626	(31%)	9,465	(30%)	22,641	15,939	42%
Net Income (Loss)	27,931	20,523	36%	23,229	20%	74,987	34,296	119%
Noncontrolling interests	(933)	(1,731)	(46%)	(159)	487%	(1,619)	(2,782)	(42%)
Net Income (Loss) Attributable to Stockholders	26,998	18,792	44%	23,070	17%	73,368	31,514	133%
Preferred stockholder dividends	(2,085)	(2,084)	—%	(2,084)	—%	(6,253)	(6,252)	—%
Net Income (Loss) Attributable to Common Stockholders	$24,913	$16,708	49%	$20,986	19%	$67,115	$25,262	166%
Earnings (Loss) Per Share - Basic	$3.47	$2.32	50%	$2.91	19%	$9.33	$3.64	156%
Earnings (Loss) Per Share - Diluted	$3.19	$2.21	44%	$2.75	16%	$8.67	$3.52	146%
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%	$5.44	$5.44	—%
Cash Dividends Declared Per Common Share	$0.55	$0.45	22%	$0.45	22%	$1.45	$1.35	7%
Weighted Average Shares Outstanding - Basic (in thousands)	7,175	7,212	(1%)	7,211	—%	7,195	6,942	4%
Weighted Average Shares Outstanding - Diluted (in thousands)	8,456	8,492	—%	8,401	1%	8,463	7,168	18%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
By product (period end):
Open-End Funds (1)	$42,397.7	$43,077.6	$43,202.5	$44,419.3	$45,171.8
Closed-End Funds	6,735.4	6,666.2	6,132.7	6,295.0	6,342.2
Exchange Traded Funds	955.7	1,039.2	980.2	1,029.9	983.4
Retail Separate Accounts	13,057.2	13,936.8	14,012.3	14,678.4	16,817.5
Institutional Accounts	20,630.5	20,815.9	19,411.2	19,726.6	30,960.1
Structured Products	3,360.0	3,298.8	3,704.6	3,684.4	3,647.8
Total Long-Term	$87,136.5	$88,834.5	$87,443.5	$89,833.6	$103,922.8
Liquidity (2)	3,431.4	2,128.7	1,641.6	1,784.9	1,675.1
Total	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$105,597.9

By product (average) (3)
Open-End Funds (1)	$42,080.9	$42,840.1	$43,751.4	$44,000.8	$45,137.1
Closed-End Funds	6,758.1	6,726.0	6,346.1	6,167.0	6,386.7
Exchange Traded Funds	945.0	958.3	1,045.7	1,026.8	1,035.9
Retail Separate Accounts	12,345.5	13,051.9	13,923.3	13,999.0	15,536.7
Institutional Accounts	20,728.6	20,933.1	20,165.8	19,942.3	30,583.4
Structured Products	3,111.1	3,304.0	3,619.1	3,681.5	3,635.7
Total Long-Term	$85,969.2	$87,813.4	$88,851.4	$88,817.4	$102,315.5
Liquidity (2)	3,331.1	3,635.1	1,787.6	1,699.3	1,750.3
Total	$89,300.3	$91,448.5	$90,639.0	$90,516.7	$104,065.8

By asset class (period end):
Equity	$42,722.5	$45,359.6	$45,428.3	$48,404.4	$62,654.4
Fixed Income	39,419.7	38,421.2	37,766.2	36,934.8	36,819.9
Alternatives (4)	4,994.3	5,053.7	4,249.0	4,494.4	4,448.5
Liquidity (2)	3,431.4	2,128.7	1,641.6	1,784.9	1,675.1
Total	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$105,597.9

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
All Products
Open-End Funds (1)	47.9	50.1	50.3	51.8	54.3
Closed-End Funds	66.0	66.0	66.3	66.1	65.9
Exchange Traded Funds	27.0	15.7	18.2	14.7	13.7
Retail Separate Accounts	46.6	46.1	47.6	48.4	49.2
Institutional Accounts (6)	31.0	31.2	31.8	31.7	31.9
Structured Products (7)	47.1	38.8	39.2	36.2	60.0
All Long-Term Products (8)	44.8	45.4	46.0	46.7	47.4
Liquidity (2)	6.0	8.5	11.8	9.5	10.1
All Products	43.4	43.9	45.3	46.0	46.8

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended September 30, 2018 for Open-End Funds and All Products by 0.3 and 0.3 basis points, respectively
(6) Includes incentive fees earned in three months ended September 30, 2018 that impacted the fee rate by 1.8 basis points
(7) Includes incentive fees earned in the three months ended September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 that impacted the fee rate by 10.2, 1.4, 0.2, 0.1 and 24.6 basis points, respectively
(8) Includes incentive fees earned in the three months ended September 30, 2017, December 31, 2017 and September 30, 2018 that impacted the fee rate by 0.4, 0.1 and 1.4 basis points, respectively

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	9/30/2017	9/30/2018
Open-End Funds (1)
Beginning balance	$41,452.8	$42,397.7	$43,077.6	$43,202.5	$44,419.3	$23,432.8	$43,077.6
Inflows	2,842.5	2,647.8	3,783.6	4,356.6	3,807.4	7,129.1	11,947.6
Outflows	(2,872.7)	(3,275.0)	(3,662.2)	(3,220.6)	(3,465.1)	(7,286.0)	(10,347.9)
Net flows	(30.2)	(627.2)	121.4	1,136.0	342.3	(156.9)	1,599.7
Market performance	1,040.7	1,409.5	69.8	170.5	464.1	3,697.5	704.4
Other (2)	(65.6)	(102.4)	(66.3)	(89.7)	(53.9)	15,424.3	(209.9)
Ending balance	$42,397.7	$43,077.6	$43,202.5	$44,419.3	$45,171.8	$42,397.7	$45,171.8

Closed-End Funds
Beginning balance	$6,707.2	$6,735.4	$6,666.2	$6,132.7	$6,295.0	$6,757.4	$6,666.2
Inflows	—	—	—	0.5	12.9	—	13.4
Outflows	—	—	—	—	—	(112.8)	—
Net flows	—	—	—	0.5	12.9	(112.8)	13.4
Market performance	124.4	22.8	(406.1)	250.0	124.4	421.6	(31.7)
Other (2)	(96.2)	(92.0)	(127.4)	(88.2)	(90.1)	(330.8)	(305.7)
Ending balance	$6,735.4	$6,666.2	$6,132.7	$6,295.0	$6,342.2	$6,735.4	$6,342.2

Exchange Traded Funds
Beginning balance	$968.8	$955.7	$1,039.2	$980.2	$1,029.9	$596.8	$1,039.2
Inflows	104.1	177.7	139.5	86.5	35.0	554.9	261.0
Outflows	(28.9)	(49.4)	(63.2)	(71.7)	(100.4)	(103.2)	(235.3)
Net flows	75.2	128.3	76.3	14.8	(65.4)	451.7	25.7
Market performance	4.2	(8.8)	(77.5)	65.2	50.1	30.3	37.8
Other (2)	(92.5)	(36.0)	(57.8)	(30.3)	(31.2)	(123.1)	(119.3)
Ending balance	$955.7	$1,039.2	$980.2	$1,029.9	$983.4	$955.7	$983.4

Retail Separate Accounts
Beginning balance	$12,351.1	$13,057.2	$13,936.8	$14,012.3	$14,678.4	$8,473.5	$13,936.8
Inflows	704.4	680.5	701.3	736.7	921.4	2,049.8	2,359.4
Outflows	(480.1)	(512.5)	(786.5)	(575.3)	(563.1)	(1,233.7)	(1,924.9)
Net flows	224.3	168.0	(85.2)	161.4	358.3	816.1	434.5
Market performance	478.3	722.4	160.7	499.7	608.7	1,273.7	1,269.1
Other (2)	3.5	(10.8)	—	5.0	1,172.1	2,493.9	1,177.1
Ending balance	$13,057.2	$13,936.8	$14,012.3	$14,678.4	$16,817.5	$13,057.2	$16,817.5

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Nine Months Ended
	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018	9/30/2017	9/30/2018
Institutional Accounts
Beginning balance	$20,639.1	$20,630.5	$20,815.9	$19,411.2	$19,726.6	$5,492.7	$20,815.9
Inflows	439.9	609.7	423.0	1,425.0	1,484.5	1,074.7	3,332.5
Outflows	(893.7)	(1,000.4)	(1,649.7)	(1,465.8)	(1,604.8)	(1,697.7)	(4,720.3)
Net flows	(453.8)	(390.7)	(1,226.7)	(40.8)	(120.3)	(623.0)	(1,387.8)
Market performance	451.1	581.9	(172.7)	486.4	1,184.8	757.5	1,498.5
Other (2)	(5.9)	(5.8)	(5.3)	(130.2)	10,169.0	15,003.3	10,033.5
Ending balance	$20,630.5	$20,815.9	$19,411.2	$19,726.6	$30,960.1	$20,630.5	$30,960.1

Structured Products
Beginning balance	$2,899.8	$3,360.0	$3,298.8	$3,704.6	$3,684.4	$613.1	$3,298.8
Inflows	474.3	—	383.6	37.8	—	474.3	421.4
Outflows	(55.6)	(49.5)	—	(20.4)	(34.4)	(296.3)	(54.8)
Net flows	418.7	(49.5)	383.6	17.4	(34.4)	178.0	366.6
Market performance	37.1	4.8	37.9	45.3	39.8	60.9	123.0
Other (2)	4.4	(16.5)	(15.7)	(82.9)	(42.0)	2,508.0	(140.6)
Ending balance	$3,360.0	$3,298.8	$3,704.6	$3,684.4	$3,647.8	$3,360.0	$3,647.8

Total Long-Term
Beginning balance	$85,018.8	$87,136.5	$88,834.5	$87,443.5	$89,833.6	$45,366.3	$88,834.5
Inflows	4,565.2	4,115.7	5,431.0	6,643.1	6,261.2	11,282.8	18,335.3
Outflows	(4,331.0)	(4,886.8)	(6,161.6)	(5,353.8)	(5,767.8)	(10,729.7)	(17,283.2)
Net flows	234.2	(771.1)	(730.6)	1,289.3	493.4	553.1	1,052.1
Market performance	2,135.8	2,732.6	(387.9)	1,517.1	2,471.9	6,241.5	3,601.1
Other (2)	(252.3)	(263.5)	(272.5)	(416.3)	11,123.9	34,975.6	10,435.1
Ending balance	$87,136.5	$88,834.5	$87,443.5	$89,833.6	$103,922.8	$87,136.5	$103,922.8

Liquidity (3)
Beginning balance	$3,570.6	$3,431.4	$2,128.7	$1,641.6	$1,784.9	$—	$2,128.7
Other (2)	(139.2)	(1,302.7)	(487.1)	143.3	(109.8)	3,431.4	(453.6)
Ending balance	$3,431.4	$2,128.7	$1,641.6	$1,784.9	$1,675.1	$3,431.4	$1,675.1

Total
Beginning balance	$88,589.4	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$45,366.3	$90,963.2
Inflows	4,565.2	4,115.7	5,431.0	6,643.1	6,261.2	11,282.8	18,335.3
Outflows	(4,331.0)	(4,886.8)	(6,161.6)	(5,353.8)	(5,767.8)	(10,729.7)	(17,283.2)
Net flows	234.2	(771.1)	(730.6)	1,289.3	493.4	553.1	1,052.1
Market performance	2,135.8	2,732.6	(387.9)	1,517.1	2,471.9	6,241.5	3,601.1
Other (2)	(391.5)	(1,566.2)	(759.6)	(273.0)	11,014.1	38,407.0	9,981.5
Ending balance	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$105,597.9	$90,567.9	$105,597.9

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Total revenues, GAAP	$152,210	$123,675	$132,932
Distribution and other asset-based expenses (1)	(25,386)	(20,552)	(23,721)
Consolidated investment products revenues (2)	1,682	1,121	1,423
Total revenues, as adjusted	$128,506	$104,244	$110,634

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Total operating expenses, GAAP	$118,264	$106,886	$105,624
Distribution and other asset-based expenses (1)	(25,386)	(20,552)	(23,721)
Consolidated investment products expenses (2)	(529)	(6,757)	(1,783)
Amortization of intangible assets (3)	(7,541)	(5,063)	(5,024)
Restructuring and severance (4)	—	(137)	—
Acquisition and integration expenses (5)	(4,290)	(4,918)	(1,976)
Other (6)	(228)	(406)	(133)
Total operating expenses, as adjusted	$80,290	$69,053	$72,987

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Operating income (loss), GAAP	$33,946	$16,789	$27,308
Consolidated investment products (earnings) loss (2)	2,211	7,878	3,206
Amortization of intangible assets (3)	7,541	5,063	5,024
Restructuring and severance (4)	—	137	—
Acquisition and integration expenses (5)	4,290	4,918	1,976
Other (6)	228	406	133
Operating income (loss), as adjusted	$48,216	$35,191	$37,647

Operating margin, GAAP	22.3%	13.6%	20.5%
Operating margin, as adjusted	37.5%	33.8%	34.0%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Net income (loss) attributable to common stockholders, GAAP	$24,913	$16,708	$20,986
Amortization of intangible assets, net of tax (3)	4,772	3,119	3,617
Restructuring and severance, net of tax (4)	—	84	—
Acquisition and integration expenses, net of tax (5)	3,144	3,029	1,869
Other, net of tax (6)	1,836	2,151	2,748
Seed capital and CLO investments (earnings) loss, net of tax (7)	(3,916)	(5,555)	(4,270)
Net income (loss) attributable to common stockholders, as adjusted	$30,749	$19,536	$24,950

Weighted average shares outstanding - diluted	8,456	8,492	8,401
Weighted average shares outstanding - diluted, as adjusted	8,456	8,492	8,401

Earnings (loss) per share - diluted, GAAP	$3.19	$2.21	$2.75
Earnings (loss) per share - diluted, as adjusted	$3.64	$2.30	$2.97
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Income (loss) before taxes, GAAP	$34,584	$30,149	$32,694
Consolidated investment products (earnings) loss (2)	(146)	(1,731)	(159)
Amortization of intangible assets (3)	7,541	5,063	5,024
Restructuring and severance (4)	—	137	—
Acquisition and integration expenses (5)	4,290	4,918	2,596
Other (6)	228	406	133
Seed capital and CLO investments (earnings) loss (7)	(2,439)	(7,233)	(5,630)
Income (loss) before taxes, as adjusted	$44,058	$31,709	$34,658

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Income tax expense (benefit), GAAP	$6,653	$9,626	$9,465
Tax impact of amortization of intangible assets (3)	2,014	1,944	1,407
Tax impact of restructuring and severance (4)	—	53	—
Tax impact of acquisition and integration expenses (5)	1,146	1,889	727
Tax impact of other (6)	477	339	(531)
Tax impact of seed capital and CLO investments (earnings) loss (7)	1,477	(1,678)	(1,360)
Income tax expense (benefit), as adjusted	$11,767	$12,173	$9,708

Effective tax rate, GAAPA	19.2%	31.9%	29.0%
Effective tax rate, as adjustedB	26.7%	38.4%	28.0%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Investment management fees, GAAP	$121,713	$97,295	$103,168
Consolidated investment products fees (2)	1,666	1,107	1,391
Investment management fees, as adjusted	$123,379	$98,402	$104,559

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Administration and transfer agent fees, GAAP	$16,567	$14,699	$15,967
Consolidated investment products fees (2)	12	10	28
Administration and transfer agent fees, as adjusted	$16,579	$14,709	$15,995

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Employment expenses, GAAP	$63,269	$54,159	$54,868
Acquisition and integration expenses (5)	(1,561)	(2,275)	(1,208)
Employment expenses, as adjusted	$61,708	$51,884	$53,660

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Restructuring and severance, GAAP	$—	$1,584	$—
Restructuring and severance (4)	—	(137)	—
Acquisition and integration expenses (5)	—	(1,447)	—
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Other operating expenses, GAAP	$20,350	$17,733	$19,128
Acquisition and integration expenses (5)	(2,729)	(1,196)	(768)
Other (6)	(228)	(406)	(133)
Other operating expenses, as adjusted	$17,393	$16,131	$18,227

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Total other income (expense), net GAAP	$(4,560)	$15,268	$(364)
Consolidated investment products total other (income) expense, net (2)	4,148	(11,552)	2,001
Seed capital and CLO investments total other (income) expense, net (7)	971	(3,280)	(1,045)
Total other income (expense), net as adjusted	$559	$436	$592

Reconciliation of Interest Expense, GAAP to Interest Expense, as Adjusted:

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Interest expense, GAAP	$(5,155)	$(4,116)	$(4,469)
Acquisition and integration expenses (5)	—	—	620
Interest expense, as adjusted	$(5,155)	$(4,116)	$(3,849)

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	9/30/2018	9/30/2017	6/30/2018
Total noncontrolling interests, GAAP	$(933)	$(1,731)	$(159)
Consolidated investment products (2)	146	1,731	159
Amortization of intangible assets (3)	(755)	—	—
Total noncontrolling interests, as adjusted	$(1,542)	$—	$—

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	9/30/2018	9/30/2017	6/30/2018
Employment expenses	$1,561	$2,275	$1,208
Restructuring and severance	—	1,447	—
Other operating expenses	2,729	1,196	768
Interest expense	—	—	620
Total Acquisition and Integration Expenses	$4,290	$4,918	$2,596

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 16.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	9/30/2018	9/30/2017	6/30/2018
Occupancy related expenses	$228	$—	$111
Tax impact of occupancy related expenses	(61)	—	(31)
System transition expenses	—	406	22
Tax impact of system transition expenses	—	(156)	(6)
Other discrete tax adjustments	(416)	(183)	568
Preferred stockholder dividends	2,085	2,084	2,084
Total Other	$1,836	$2,151	$2,748

7.
Seed capital and CLO investments earnings (loss) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this

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Virtus Investment Partners, Inc. 17.

release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2017 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2017 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com